Exhibit 99.1

Ballantyne Strong Reports First Quarter 2021 Operating Results

Charlotte, NC – May 6, 2021 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced financial results for the first quarter ended March 31, 2021.

Recent Financial and Operational Highlights

●	Operating loss and Adjusted EBITDA of Strong Entertainment improved as cost management initiatives offset impact of COVID-19 on screen and services revenue.
	○	Cinema businesses are positioned for revenue growth post-COVID in both services and screens.
	○	Eclipse product line (immersive solid curved screens) continued to generate strong performance through the pandemic.

●	Completed sale of Convergent operating segment.
	○	Net gain from sale of approximately $15 million.

●	Subsequent to the close of the first quarter, portfolio holding GreenFirst Forest Products Inc. (“GreenFirst”), initiated the acquisition of $214 million in lumber and forest products assets along with a rights offering to finance the transaction.
	○	Ballantyne Strong holds 7.0 million shares of GreenFirst and is committed to backstop up to $1.6 million of the related rights offering.

“We are excited to see the continued positive trends in our Strong Entertainment operating business and in our investment holdings,” commented Mark Roberson, Chief Executive Officer. “We expect cinemas and theme park attendance levels to strengthen in the second half of the year as vaccine rollouts continue, restrictions are eased, and an unprecedented backlog of blockbusters start to hit the theatres. As a leader in screens and services, we are well positioned to benefit from the post-COVID recovery in the industry.

“Our investment portfolio continued to make significant progress, particularly following the close of the quarter, which was not reflected in our financials. The unrealized value of these investments has increased approximately 290% as compared to their carrying value on our balance sheet as of March 31, 2021. GreenFirst announced a $214 million lumber and forest products acquisition and plans to commence a rights offering to support the equity financing of the transaction. This is a transformative acquisition that is expected to make GreenFirst a top ten lumber producer in Canada. We own approximately 7.0 million shares of GreenFirst and anticipate receiving approximately 21.1 million rights to acquire shares of GreenFirst at $1.50 in the proposed offering.

“We also completed the sale of Convergent and conducted an equity capital raise, thereby increasing our cash position, reducing our liabilities and strengthening our balance sheet flexibility. We are now well positioned to capitalize on the post-COVID growth opportunities within our Strong Entertainment business and to allocate capital to our investment strategies.”

Ballantyne Strong, Inc. – Fiscal Year 2021 First Quarter 2021 Results	Page 2 of 9

First Quarter 2021 Financial Review (As Compared to the Continuing Operations from the Three Months Ended March 31, 2020)

●	Revenue decreased 35.6% to $4.8 million from $7.4 million. The decrease was primarily due to the impact of COVID-19 on customer demand for screen products and technical services at Strong Entertainment. The Company expects industry revenues and business levels to recover in the second half of 2021, as restrictions ease and studios begin releasing the current backlog of content to the exhibitors.

●	Gross profit decreased 37.9% to $1.2 million from $1.9 million and gross profit margins decreased to 24.3% from 25.2%. Cost reduction initiatives offset the revenue reduction, resulting in gross profit margins as a percent of revenue remaining relatively stable despite the reduced business levels.

●	Loss from operations improved 29.7% to $1.8 million from $2.5 million. The improvement was the result of a decrease in SG&A expenses due to cost reduction initiatives and lower bad debt expenses, which offset the revenues and gross margins impact caused by COVID-19.

●	Net loss from continuing operations was $2.5 million, or $0.15 per basic and diluted share, as compared to $1.1 million, or $0.07 per basic and diluted share.

●	Adjusted EBITDA improved 44.7% to negative $1.1 million from negative $1.9 million primarily due to reductions in SG&A expenses and bad debt expenses.

Conference Call

A conference call to discuss the Company’s first quarter 2021 financial results will be held on Thursday, May 6, 2021 at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (877) 215-3569 (domestic) or (312) 281-2972 (international) and provide the operator with conference ID number 21993728. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://ballantynestrong.com/investors. A replay of the conference call will also be accessible approximately three hours after the conclusion of the conference call and available until Saturday, May 8, 2021 by dialing (844) 512-2921 (domestic and Canada) or (412) 317-6671 (international) and entering the conference ID number 21993728.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2021 First Quarter 2021 Results	Page 3 of 9

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2021, as supplemented by Ballantyne Strong, Inc.’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, both available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (https://ballantynestrong.com/) is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 30% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), which has recently completed an investment in a sawmill and related assets, and a 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

Ballantyne Strong, Inc. – Fiscal Year 2021 First Quarter 2021 Results	Page 4 of 9

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding future sales, the impact, length and severity of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as supplemented by the Company’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the companies in which the Company holds investments; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2021 First Quarter 2021 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,317	$4,435
Restricted cash	150	352
Accounts receivable	4,565	5,558
Inventories, net	2,340	2,264
Current assets of discontinued operations	-	3,748
Other current assets	1,769	1,452
Total current assets	31,141	17,809
Property, plant and equipment	5,430	5,524
Operating lease right-of-use assets	4,152	4,304
Finance lease right-of-use assets	3	4
Note receivable, net of current portion	2,292	-
Investments	19,484	20,167
Intangible assets, net	282	353
Goodwill	950	938
Long-term assets of discontinued operations	-	6,372
Other assets	1,530	28
Total assets	$65,264	$55,499

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,333	$2,717
Accrued expenses	2,324	2,182
Short-term debt	3,674	3,299
Current portion of operating lease obligations	607	619
Current portion of finance lease obligations	1,047	1,015
Deferred revenue and customer deposits	2,466	2,404
Current liabilities of discontinued operations	-	3,901
Total current liabilities	12,451	16,137
Operating lease obligations, net of current portion	3,672	3,817
Finance lease obligations, net of current portion	817	1,091
Deferred income taxes	2,991	3,099
Long-term liabilities of discontinued operations	-	4,066
Other long-term liabilities	241	223
Total liabilities	20,172	28,433

Stockholders’ equity:
Preferred stock	-	-
Common stock	211	176
Additional paid-in capital	50,295	43,713
Retained earnings	17,465	5,654
Treasury stock, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,293)	(3,891)
Total stockholders’ equity	45,092	27,066
Total liabilities and stockholders’ equity	$65,264	$55,499

Ballantyne Strong, Inc. – Fiscal Year 2021 First Quarter 2021 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net product sales	$3,528	$5,232
Net service revenues	1,244	2,182
Total net revenues	4,772	7,414
Cost of products sold	2,443	3,461
Cost of services	1,169	2,086
Total cost of revenues	3,612	5,547
Gross profit	1,160	1,867
Selling and administrative expenses:
Selling	476	598
Administrative	2,441	3,770
Total selling and administrative expenses	2,917	4,368
Loss from operations	(1,757)	(2,501)
Other income (expense):
Interest income	13	-
Interest expense	(90)	(127)
Foreign currency transaction gain	16	528
Other income, net	142	19
Total other income	81	420
Loss from continuing operations before income taxes and equity method investment loss	(1,676)	(2,081)
Income tax expense	(69)	(342)
Equity method investment loss	(769)	1,369
Net loss from continuing operations	(2,514)	(1,054)
Net income from discontinued operations	14,325	607
Net income (loss)	$11,811	$(447)

Basic and diluted net income (loss) per share
Continuing operations	$(0.15)	$(0.07)
Discontinued operations	0.85	0.04
Basic and diluted net income (loss) per share	$0.70	$(0.03)

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss from continuing operations	$(2,514)	$(1,054)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(32)	747
(Benefit from) provision for obsolete inventory	(3)	89
Provision for warranty	37	53
Depreciation and amortization	274	284
Amortization and accretion of operating leases	184	241
Equity method investment loss (gain)	769	(1,369)
Deferred income taxes	(116)	23
Stock-based compensation expense	314	273
Changes in operating assets and liabilities:
Accounts receivable	975	1,619
Inventories	(53)	(238)
Current income taxes	(68)	(105)
Other assets	(202)	(196)
Accounts payable and accrued expenses	(743)	811
Deferred revenue and customer deposits	286	112
Operating lease obligations	(188)	(240)
Net cash (used in) provided by operating activities from continuing operations	(1,080)	1,050
Net cash provided by operating activities from discontinued operations	186	1,589
Net cash (used in) provided by operating activities	(894)	2,639

Cash flows from investing activities:
Capital expenditures	(47)	(282)
Net cash used in investing activities from continuing operations	(47)	(282)
Net cash provied by (used in) investing activities from discontinued operations	12,761	(89)
Net cash provided by (used in) investing activities	12,714	(371)

Cash flows from financing activities:
Principal payments on short-term debt	(79)	(55)
Proceeds from stock issuance, net of costs	6,310	-
Payments of withholding taxes related to net share settlement of equity awards	(7)	-
Payments on capital lease obligations	(242)	(214)
Net cash provided by (used in) financing activities from continuing operations	5,982	(269)
Net cash used in financing activities from discontinued operations	(155)	(409)
Net cash provided by (used in) financing activities	5,827	(678)

Effect of exchange rate changes on cash and cash equivalents	33	5
Net increase (decrease) in cash and cash equivalents and restricted cash from continuing operations	4,888	504
Net increase in cash and cash equivalents and restricted cash from discontinued operations	12,792	1,091
Net increase (decrease) in cash and cash equivalents and restricted cash	17,680	1,595
Cash and cash equivalents and restricted cash at beginning of period	4,787	5,302
Cash and cash equivalents and restricted cash at end of period	$22,467	$6,897

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Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020

Strong Entertainment
Revenue	$4,472	$7,313
Gross profit	889	1,795
Operating income	(247)	(374)
Adjusted EBITDA	(81)	(142)

Corporate and Other
Revenue	$300	$101
Gross profit	271	72
Operating loss	(1,510)	(2,127)
Adjusted EBITDA	(992)	(1,799)

Consolidated
Revenue	$4,772	$7,414
Gross profit	$1,160	$1,867
Operating loss	$(1,757)	$(2,501)
Adjusted EBITDA	$(1,073)	$(1,941)

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Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended March 31,
	2021				2020
	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$(608)	$(1,906)	$14,325	$11,811	$(195)	$(859)	$607	$(447)
Net income from discontinued operations	-	-	(14,325)	(14,325)	-	-	(607)	(607)
Net loss from continuing operations	(608)	(1,906)	-	(2,514)	(195)	(859)	-	(1,054)
Interest expense, net	24	53	-	77	32	95	-	127
Income tax expense	63	6	-	69	287	55	-	342
Depreciation and amortization	236	38	-	274	230	54	-	284
EBITDA	(285)	(1,809)	-	(2,094)	354	(655)	-	(301)
Stock-based compensation expense	-	314	-	314	-	273	-	273
Equity method investment loss (income)	353	416	-	769	48	(1,417)	-	(1,369)
Foreign currency transaction income	(16)	-	-	(16)	(528)	-	-	(528)
Gain on property and casualty insurance recoveries	(148)	-	-	(148)	(16)	-	-	(16)
Severance and other	15	87	-	102	-	-	-	-
Adjusted EBITDA	$(81)	$(992)	$-	$(1,073)	$(142)	$(1,799)	$-	$(1,941)